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                                                                      Exhibit 99



Stock Symbols:                    Investor Contacts:
Nasdaq:          LWNG             Paul Wagler, Senior Vice President, Finance
TSE:             LWN              Dwight Hawes, Vice President, Finance
ME:              LWN              The Loewen Group Inc.
                                  Tel: (800) 347-7010


                                  Media Contacts:
                                  Dave Laundy, Vice President,
                                  Communications
                                  The Loewen Group Inc.
                                  Tel: (604) 293-7857

                                  Thomas C. Franco
                                  Rohit J. Menezes
                                  Broadgate Consultants, Inc.
                                  Tel: (212) 229-2222



                           FOR IMMEDIATE RELEASE

LOEWEN GROUP TERMS SHAREHOLDER SUIT "MERITLESS"

              ____________________________________________________

VANCOUVER, BRITISH COLUMBIA, October 1, 1996 -- The Loewen Group Inc. today announced that it would vigorously contest a shareholder class action and derivative lawsuit filed against its directors, and in which it has been named a nominal defendant, on September 26th in Los Angeles County Superior Court. The Company believes the lawsuit is without merit and that it is regrettable that suits of this nature have become virtually routine.

The lawsuit alleges that Loewen's directors breached their fiduciary duty by unanimously rejecting Service Corporation International's September 17 proposal to acquire Loewen and by taking certain other allegedly related actions. The Company strongly believes that its directors acted scrupulously in exercising their business judgment and fulfilling their duties to shareholders, and expects to prevail in court.





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